                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[X ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                          LANCASTER COLONY CORPORATION
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)   Title of each class of securities to which transaction applies: ______________________________.

      2)   Aggregate number of securities to which transaction applies: __________________________________.

      3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
           (Set forth the amount on which the filing fee is calculated and state how it was determined):

            _________________________________________________________________________________________________.

      4)   Proposed maximum aggregate value of transaction: _________________________________________________.

      5)   Total fee paid: __________________________________________________________________________________.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid: __________________________________________________________________________.

      2)   Form Schedule or Registration Statement No.: _____________________________________________________.

      3)   Filing Party: ____________________________________________________________________________________.

      4)   Date filed: ______________________________________________________________________________________.


                          LANCASTER COLONY CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be held November 17, 1997

              The annual meeting of shareholders of Lancaster Colony Corporation (the "Corporation") will be held at 11:00 a.m., Eastern Standard Time, November 17, 1997, in the Congressional Room of the Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215.

              The meeting will be held for the following purposes:

              1. To elect three directors for a term which expires in 2000.

              2. To consider and act on a proposal to amend Article FOURTH of the Corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock from 35,000,000 to 75,000,000 and the number of authorized shares of Class A Preferred Stock from 350,000 to 750,000.

              3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

              By action of the Board of Directors, only persons who are holders of record of shares of the Corporation at the close of business on September 19, 1997 will be entitled to notice of and to vote at the meeting.

              If you do not expect to attend the meeting, please sign, date and return the enclosed proxy. A self-addressed envelope which requires no postage is enclosed for your convenience in returning the proxy. Its prompt return would be appreciated. The giving of the proxy will not affect your right to vote in person should you find it convenient to attend the meeting.




  October 15, 1997                                 JOHN B. GERLACH, JR.
                                                   Chairman of the Board,
                                                   Chief Executive Officer
                                                   and President

                          LANCASTER COLONY CORPORATION
                   37 West Broad Street, Columbus, Ohio 43215

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished to the shareholders of Lancaster Colony Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used in voting at the annual meeting of shareholders to be held November 17, 1997, in the Congressional Room, Hyatt on Capitol Square, 75 East State Street, Columbus, Ohio 43215, at 11:00 a.m., Eastern Standard Time (the "Annual Meeting"). The enclosed proxy, if completed and forwarded to the Corporation, will be voted in accordance with the instructions contained therein. The proposals referred to therein are described in this Proxy Statement.

     The proxy may be revoked by the person giving it any time before it is exercised. Such revocation, to be effective, must be communicated to the Secretary or Assistant Secretary of the Corporation. The presence of a shareholder at the Annual Meeting will not revoke the proxy unless specific notice thereof is given.

     The Corporation will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or through the efforts of officers and regular employees of the Corporation.

     The Board of Directors has fixed the close of business on September 19, 1997 as the record date for the determination of shareholders entitled to receive notice and to vote at the Annual Meeting or any adjournment thereof. At that date the Corporation had outstanding and entitled to vote 28,993,991 shares of Common Stock, each share entitling the holder to one vote. The Corporation has no other class of stock outstanding. This Proxy Statement is first being mailed to shareholders on or about October 15, 1997.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Board of Directors of the Corporation currently consists of nine members and is divided into three classes. The members of the three classes are elected to serve for staggered terms of three years. Pursuant to Section 2.04 of the Code of Regulations, the number of directors constituting each class will, as nearly as practicable, be equal. Thus, the Board of Directors of the Corporation currently consists of three classes of three members each.

     The names and ages of the "Nominees" and the "Continuing Directors," their principal occupations during the past five years and certain other information together with their beneficial ownership of the Corporation's Common Stock as of September 8, 1997, are listed below. As of September 8, 1997, the Corporation had outstanding and entitled to vote 29,003,991 shares of Common Stock.

                      NOMINEES FOR TERM TO EXPIRE IN 2000

        NAME; OFFICE WITH CORPORATION;                             DIRECTOR           SHARES OWNED AT          PERCENT OF
             PRINCIPAL OCCUPATION                  AGE               SINCE           SEPTEMBER 8, 1997            CLASS
---------------------------------------------------------------------------------------------------------------------------
Kerrii B. Anderson;                                 39                                        500                    *
     Senior Vice President and
     Chief Financial Officer of
     M/I Schottenstein Homes, Inc.
     (homebuilders)

Morris S. Halpern; Retired;                         67               1963                  76,577                    *
     formerly Vice President
     of the Corporation(1)(2)

Robert S. Hamilton;                                 69               1985                   8,816                    *
     Vice Chairman and Director
     of Liqui-Box Corporation
     (plastic packaging manufacturer)(1)

----------------------------------
     *  Less than 1%

     (1)See footnote 2 under "Continuing Directors" which explanation applies to Messrs. Halpern and Hamilton.

     (2)Mr. Halpern served as an officer of the Corporation until June 1992. The Corporation and Mr. Halpern have entered into a formal consulting agreement discussed under "Compensation of Directors."

     Ms. Anderson is standing for election to the Board seat previously held by Mr. David J. Zuver, who chose not to stand for reelection. Mr. Zuver had been a member of the Board of Directors for 31 years. All the nominees have indicated a willingness to stand for election and to serve if elected. It is intended that the shares represented by the enclosed proxy will be voted for the election of the above named nominees. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, the proxies will be voted by the proxy holders in their discretion for another person designated by the Board of Directors.

                              CONTINUING DIRECTORS

     NAME; OFFICE WITH CORPORATION;                              DIRECTOR      TERM         SHARES OWNED AT     PERCENT OF
          PRINCIPAL OCCUPATION                         AGE         SINCE      EXPIRES      SEPTEMBER 8, 1997       CLASS
---------------------------------------------------------------------------------------------------------------------------
Frank W. Batsch; Retired;                               66         1963        1998               36,474             *
     formerly Vice President
     of the Corporation(2)(5)

Robert L. Fox;                                          48         1991        1999              705,091           2.43%
     Investment Executive for
     Advest, Inc. (stock brokerage
     firm) since 1978(2)(3)

John B. Gerlach, Jr.;                                   43         1985        1999            5,231,346          18.04%
     Chairman of the Board,
     Chief Executive Officer
     and President(1)(2)(3)(4)(6)

Edward H. Jennings;                                     60         1990        1999                  533             *
     President Emeritus and
     Professor of Finance at
     The Ohio State University;
     formerly President of The
     Ohio State University from
     1981 to 1990(8)

Richard R. Murphey, Jr.;                                72         1973        1998               44,224             *
     Of Counsel, law firm of
     Squire, Sanders & Dempsey(7)

Henry M. O'Neill, Jr.;                                  62         1976        1998               13,101             *
     Chairman, Chief Executive Officer
     of AGT International, Inc. (voice
     response systems) since 1988;
     Chairman of the Board of Evergreen
     Quality Catering (mobile caterer)
     since 1987

All Directors and Executive Officers                                                           5,803,966          19.97%
as a group (12 Persons)(1)

--------------------------------
     *  Less than 1%

     (1)Includes shares held by the Employee Stock Ownership Plan allocated to the accounts of Lancaster Colony Corporation employees. Employees have the right to direct the voting of such shares.

     (2)Holdings include shares owned by spouses, minor children and shares held in custodianship or as trustee. The following persons disclaim beneficial ownership in such holdings with respect to the number of shares indicated: Mr. Batsch, 1,000; Mr. Fox, 546,173; Mr. John B. Gerlach, Jr., 4,894,331; Mr. Halpern, 3,439; and Mr. Hamilton, 2,683. The holdings disclaimed by Mr. Gerlach, Jr. and Mr. Fox include those shares referred to in footnote 3, below, in which Mr. Gerlach, Jr. and Mr. Fox have an indeterminable beneficial interest.

     (3)Mr. Gerlach, Jr., trustee of Gerlach Foundation, Inc., and Mr. Fox, a trustee of Fox Foundation, Inc., share voting and investment power with their respective foundations, both of which are private charitable foundations. Gerlach Foundation, Inc. holds 339,955 shares and Fox Foundation, Inc. holds 49,713 shares. These shares are included in the above table. Gerlach Foundation, Inc. and Fox Foundation, Inc. together control an additional 413,415 shares held by Lehrs, Inc. The shares held by Lehrs, Inc. are also included in the total number of shares held by Mr. Gerlach, Jr. and Mr. Fox. The trustees each disclaim beneficial ownership of any of these shares in footnote 2. Additionally, Mr. Gerlach, Jr., together with his brother and sister, shares voting and investment power in the John J. Gerlach Trust. This trust presently holds 578,586 shares of Common Stock of the Corporation which were distributed from the Estate of John J. Gerlach, Deceased. These shares have been included in the total number of shares held by Mr. Gerlach, Jr. in the above table. Mr. Gerlach, Jr. has disclaimed beneficial ownership of these shares in footnote 2.

     (4)Mr. Gerlach, Jr. by virtue of his stock ownership and positions with the Corporation may be deemed a "control person" of the Corporation.

     (5)Mr. Batsch served as an officer of the Corporation until November 1992 and continues as a part-time consultant to the Corporation. See "Compensation of Directors" for further discussion.

     (6)Mr. Gerlach, Jr. is trustee and his mother is special trustee of the John B. Gerlach Trust. This trust presently holds 3,297,807 shares of Common Stock of the Corporation which were distributed from the Estate of John B. Gerlach, Deceased. These shares are included in the total number of shares held by Mr. Gerlach, Jr. in the above table.

     (7)Mr. Murphey is Of Counsel to a law firm which the Corporation has retained from time to time during the last two full fiscal years and proposes to retain during the current year.

     (8)Mr. Jennings is also a director of Borden Chemicals & Plastic Ltd. Partnership.

     The Board of Directors has established an audit committee (the "Audit Committee") currently consisting of Messrs. Hamilton, Jennings and O'Neill. Mr. Hamilton serves as Chairman of the Audit Committee. The Audit Committee is charged with the responsibility of reviewing financial information (both external and internal) about the Corporation and its subsidiaries, so as to assure (i) that the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks and (ii) that an adequate system of internal financial control has been implemented throughout the Corporation and is being effectively followed. The Audit Committee held three meetings during the fiscal year ended June 30, 1997 ("fiscal 1997").

     The Board of Directors has established a compensation committee (the "Compensation Committee") currently consisting of Messrs. Hamilton, Jennings and O'Neill as its members. Mr. Jennings serves as Chairman of the Compensation Committee. The powers and duties of the Compensation Committee are to consider and formulate recommendations to the Board of Directors with respect to all aspects of compensation to be paid to the executive officers of the Corporation, to undertake such evaluations and make such reports as are required by the applicable rules of the Securities and Exchange Commission and to perform and exercise such other duties and powers as shall from time to time be designated by action of the Board of Directors. The Compensation Committee held one meeting during fiscal 1997.

     The Board of Directors does not have a Nominating Committee.

     In addition to the committee meetings previously mentioned, the Board of Directors held a total of four meetings during fiscal 1997. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during fiscal 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, during fiscal year ended June 30, 1997, all filing requirements applicable to the officers, directors and beneficial owners of more than 10% of the outstanding Common Shares under Section 16 (a) of the Securities Exchange Act of 1934, as amended, were complied with, except that
(1) Dareth A. Gerlach, beneficial owner of more than 10% of the outstanding shares of the Company, was late in filing one Form 3 with respect to one transaction, and (2) Morris H. Halpern, director, amended filings on three Form 4s with respect to three transactions which had previously been filed on a timely basis.

                           COMPENSATION OF DIRECTORS

     Except as noted below, directors who are not employees of the Corporation or any of its subsidiaries received during fiscal 1997 an annual retainer fee of $10,000 plus $750 for each meeting attended. Directors who also serve on the Audit Committee and/or Compensation Committee received $750 for each such committee meeting attended. Effective August 1997, the annual retainer fee and the per meeting fee became $14,000 and $1,000, respectively.

     The Corporation has a consulting agreement with Mr. Halpern pursuant to which Mr. Halpern agrees to perform advisory and consulting services for an annual fee of $50,000 per year. The Corporation retains Mr. Batsch as a part-time consultant for an annual fee of $18,000. The payments to Messrs. Halpern and Batsch also include their compensation as directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following individuals have beneficial ownership, directly or indirectly, of more than five percent of the outstanding Common Stock of the
Corporation:

                                        NATURE OF
        NAME AND                       BENEFICIAL                            AMOUNT                           PERCENT OF
         ADDRESS                        OWNERSHIP                             OWNED                            OWNERSHIP
---------------------------------------------------------------------------------------------------------------------------
John B. Gerlach, Jr.                   Direct and                           5,231,346(1)(2)                     18.04%
Lancaster Colony Corporation            Indirect
37 West Broad Street
Columbus, Ohio  43215

Dareth A. Gerlach                      Direct and                           4,089,376(2)                        14.10%
c/o Lancaster Colony Corporation        Indirect
37 West Broad Street
Columbus, Ohio  43215

Pioneering Management Corporation        Direct                             1,820,600(3)                         6.28%
60 State Street
Boston, Massachusetts  02109

-------------------

     (1)See footnotes 1, 2, 3, and 4 under "Continuing Directors," which explanations apply to Mr. Gerlach, Jr.

     (2)Includes 3,297,807 shares of Common Stock of the Corporation which are held by the John B. Gerlach Trust, of which Mrs. Gerlach is special trustee and has sole voting power with respect to the shares. See footnote 6 under Continuing Directors.

     (3)Based on holdings reported on Schedule 13G as of December 31, 1996.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table summarizes compensation earned during the fiscal years ended June 30, 1997, 1996 and 1995 by those persons who were the Chief Executive Officer and the three other most highly compensated, reportable executive officers of the Corporation during fiscal 1997:

                                                                                     LONG-TERM
                                                       ANNUAL COMPENSATION(1)      COMPENSATION
        NAME AND                          FISCAL       ----------------------      ------------        ALL OTHER
   PRINCIPAL POSITION                      YEAR        SALARY        BONUS           OPTIONS(#)      COMPENSATION(2)
---------------------------------------------------------------------------------------------------------------------------
John B. Gerlach;                           1997       $350,000
     Chairman of the                       1996        550,000                                             $2,646
     Board and Chief                       1995        517,500                                              2,905
     Executive Officer(3)

John B. Gerlach, Jr.;                      1997       $453,333                                             $2,722
     Chairman of the                       1996        364,583                                              2,646
     Board, Chief Executive                1995        345,833                                              2,905
     Officer and President

Larry G. Noble;                            1997       $237,600     $244,800             15,000             $2,722
     Vice President(4)                     1996        235,558      272,000                                 2,646
                                           1995        228,267      272,000             15,000              2,905

John L. Boylan;                            1997       $152,500     $ 30,000             10,000             $2,722
     Treasurer, Vice President             1996        130,000       20,000                                 2,562
     and Chief Financial Officer           1995        118,750       15,000              4,000              2,436

     (1)The named executive officers received certain perquisites in 1997, 1996 and 1995, the amount of which did not exceed the reportable threshold of the lesser of $50,000 or 10% of any such officer's salary and bonus.

     (2) Approximate amounts contributed on behalf of such executive officer to the Employee Stock Ownership Plan (ESOP).
     (3) John B. Gerlach served as Chairman of the Board and Chief Executive Officer until his death on January 31, 1997.
     (4) Bonus amounts listed as paid to Mr. Noble are discretionarily determined and relate to the preceding fiscal year. The bonus relating to fiscal 1997 has not yet been determined but is currently expected to at least equal that paid in fiscal 1997 for fiscal 1996.

                            GRANTS OF STOCK OPTIONS

     The following table sets forth information concerning individual grants of stock options made during the 1997 fiscal year to each of the executive officers named in the Summary Compensation Table. The Corporation has never granted stock appreciation rights.

                    OPTIONS GRANTED IN THE LAST FISCAL YEAR

                                          PERCENT OF                                    POTENTIAL REALIZABLE VALUE AT
                                         TOTAL OPTIONS                                     ASSUMED ANNUAL RATES OF
                                          GRANTED TO                                      STOCK PRICE APPRECIATION
                           OPTIONS       EMPLOYEES IN       EXERCISE       EXPIRATION        FOR OPTION TERM(2)
      NAME              GRANTED(#)(1)     FISCAL YEAR      PRICE($/SH)        DATE          5%              10%
---------------------------------------------------------------------------------------------------------------------
Larry G. Noble             15,000            5.9%            $46.125        01/31/02       $191,000        $422,000
John L. Boylan             10,000            3.9%            $46.125        01/31/01       $ 99,000        $214,000

     (1)Options were granted with an exercise price equal to the market price at the grant date pursuant to the Corporation's 1995 Key Employee Stock Option Plan. Such options become exercisable in partial amounts through January 1, 2001.

     (2)The amounts reflected in this table are based upon certain assumed rates of appreciation as specified by the Securities and Exchange Commission. Actual realized values, if any, on exercise of the option will be dependent on the actual appreciation in the price of the Common Stock of the Corporation over the term of the option. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

                      STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to stock options exercised during fiscal 1997 by each of the executive officers named in the Summary Compensation Table and unexercised stock options held as of June 30, 1997 by such executive officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                    VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS AT
                         UNDERLYING                                FISCAL YEAR-END(#)             FISCAL YEAR-END($)(1)(2)
                          OPTIONS            VALUE            ----------------------------      ----------------------------
      NAME               EXERCISED(#)     REALIZED($)(1)      EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------
Larry G. Noble             10,151          $200,065              18,701           27,814          $89,265         $545,713
John L. Boylan              4,000          $ 37,500               2,168            7,832          $ 4,878         $ 17,622

     (1)All values are shown pretax and are rounded to the nearest whole dollar.

     (2)Based on the 1997 fiscal year-end closing price of $48.375 per share.

                              SEVERANCE AGREEMENT

     Mr. Boylan is a party to an agreement entitling him to severance benefits equal to (i) full salary paid through the date of his termination plus (ii) an amount equal to the lesser of (a) 100% of the highest annual rate of salary and highest annual bonus paid to Mr. Boylan during the three-year period prior to his date of termination, or (b) twice his annual compensation (salary plus bonus) paid for the full fiscal year immediately preceding the date of his termination, in the event that within a period of one year after a "change of control" (as defined in the agreement) his employment is terminated by the Corporation (other than for cause) or by Mr. Boylan (if there has been any material adverse change in the terms of his employment).

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") consists entirely of outside, non-employee directors. The compensation of executive officers of the Corporation, other than the chief executive officer ("CEO") is established annually by the CEO in consultation with the Committee. In establishing the compensation of executive officers, various factors are considered including the scope of responsibilities, the quality of the executive officer's performance in discharging those responsibilities, and in certain cases, the financial performance of the Corporation or of a particular division of the Corporation under that executive officer's supervision. The determination of the compensation of executive officers is essentially subjective and dependent upon the recommendation of the CEO, and no specific weight is given to any of the foregoing factors.

     The compensation of the CEO was established by the Committee based on its evaluation of his performance toward the achievement of the Company's financial, strategic and other goals as an executive officer. In determining the CEO's compensation, the Committee considered the CEO's hands-on oversight of all of the Corporation's operations, his attention to detail and his reputation as a business leader in the industries in which the Corporation operates as well as competitive chief executive officer pay information. The determination of the CEO's compensation was subjective, with no specific weight given to any particular factor.

              Edward H. Jennings, Chairman
              Robert S. Hamilton
              Henry M. O'Neill, Jr.

                               PERFORMANCE GRAPH

         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN OF
               LANCASTER COLONY CORPORATION, THE S & P 500 INDEX,
   THE S & P MANUFACTURING (DIVERSIFIED) INDEX AND THE S & P MIDCAP 400 INDEX

     The graph set forth below compares the five-year cumulative total return from investing $100 on June 30, 1992 in each of the Corporation's Common Stock, the Standard and Poor's 500 Index, the S & P Manufacturing (Diversified) Index and the S & P Midcap 400 Index.

     The S & P 400 Midcap Index was selected to replace the S & P 500 Index which will be removed from performance graphs presented in future years. The Corporation is a member of the S & P Midcap 400 and this index should better reflect the performance of companies with similar market capitalizations to the Corporation.

     Additionally, the S & P Manufacturing (Diversified) Index was selected to replace the S & P Conglomerates Index which was discontinued by Standard and Poor's on July 1, 1996.


               LANCASTER                      S & P          S & P
                COLONY                    MANUFACTURING      MIDCAP
                 CORP       S & P 500     (DIVERSIFIED)       400
                (LANC)       (I500)           (IMNV)         (IMID)
               ---------    ---------     -------------      ------
                                 Cumulative Total Return
6/92              100          100             100             100
6/93              176          114             119             123
6/94              221          115             132             123
6/95              226          145             175             150
6/96              241          183             223             182
6/97              317          247             332             225

                               OTHER TRANSACTIONS

     John B. Gerlach, Chief Executive Officer of the Corporation until his death in January 1997, owned a 49% interest in an accounting partnership known as John Gerlach & Co. ("the Firm") which, pursuant to an arrangement that was approved by the Audit Committee, provides internal auditing, accounting, tax and internal management advisory services of a type generally available from an independent accounting firm, including services relating to local taxation, mergers and acquisitions and pension matters. The fee paid to the Firm for its services is measured by the volume of work performed and is reviewed by the Audit Committee. The fees for services for the fiscal year ended June 30, 1997 were $428,760.

     The Corporation believes that the terms of the above transactions are as favorable to it as those which could have been obtained from independent parties.

                   PROPOSAL TO APPROVE AND ADOPT AMENDMENT TO
                           ARTICLES OF INCORPORATION

     Article FOURTH of the Corporation's Articles of Incorporation provides that the Corporation is authorized to issue 37,650,000 shares of capital stock consisting of 35,000,000 shares of Common Stock, without par value (the "Common Stock"); 350,000 shares of Class A Participating Preferred Stock, $1.00 par value ("Class A Preferred Stock"); 1,150,000 shares of Class B Voting Preferred Stock, without par value ("Class B Preferred Stock"); and 1,150,000 shares of Class C Nonvoting Preferred Stock, without par value ("Class C Preferred Stock"). The proposed amendment to Article FOURTH would increase the number of authorized shares of Common Stock from 35,000,000 to 75,000,000 and the number of authorized shares of Class A Preferred Stock from 350,000 to 750,000.

     As of June 30, 1997, 29,016,836 of the Corporation's authorized shares of Common Stock were issued and outstanding and an additional 2,077,348 shares of Common Stock were reserved for issuance under the Corporation's 1995 Key Employee Stock Option Plan or its 1981 Incentive Stock Option Plan. Accordingly, as of June 30, 1997, there were only 3,905,816 authorized shares of Common Stock which were not issued or reserved for issuance.

     Holders of shares of Common Stock hold one Class A Preferred Stock purchase right (individually, a "Right" and collectively, the "Rights") for each outstanding share of Common Stock. Under certain conditions, each Right may be exercised to purchase one one-hundredth of a share (a "Unit") of Class A Preferred Stock for a purchase price of $70.00 per Unit, subject to certain adjustments. The authorized number of shares of Class A Preferred Stock is 350,000 which is equal to one one-hundredth of the authorized number of shares of Common Stock. There are no shares of Class A Preferred Stock presently outstanding.

     The Board of Directors recommends approval and adoption of the proposed amendment to Article FOURTH. Although the Board of Directors is in the process of considering a possible stock split, it has no present plans, arrangements, commitments or undertakings for the issuance of additional shares of Common Stock but believes that it is necessary and desirable to increase the number of authorized shares of Common Stock in order to enable the Corporation to (i) meet future capital needs, (ii) take advantage of business opportunities when they arise, and (iii) declare stock dividends or stock splits when warranted. The proposed increase in the number of authorized shares of Class A Preferred Stock from 350,000 to 750,000 is necessary to maintain the ratio of one one-hundredth of a share of Class A Preferred Stock for each authorized share of Common Stock so that there will be a sufficient number of shares of Class A Preferred Stock to cover any Rights which may be exercised.

     All shares of Common Stock, including those now authorized and those which would be authorized by the proposed amendment, are equal in rank and have the same voting, dividend and liquidation rights. Holders of Common Stock do not have preemptive rights. Authorized but unissued shares of Common Stock may be issued at some later date without further shareholder approval. All shares of Class A Preferred Stock, including those now authorized and those which would be authorized by the proposed amendment, are equal in rank and have the same voting, dividend and liquidation rights.

     Although the Board of Directors would only authorize the issuance of additional shares of Common Stock based on its judgement as to the best interest of the Corporation and its shareholders, the issuance of additional shares of Common Stock could have the effect of diluting the voting power or book value per share of the outstanding shares of Common Stock. Authorization of additional shares of Common Stock may also have a potential antitakeover effect since such shares could be issued in a manner which might discourage third parties from attempting to gain control in a transaction viewed favorably by some shareholders but which the Board of Directors opposes. There are also certain provisions in the Articles of Incorporation which may have an effect of delaying, deferring or preventing a change of control of the Corporation.

     Article TENTH of the Articles of Incorporation sets forth procedures for obtaining shareholder consent for "control share acquisitions" subject to the right of the Board of Directors to screen out proposals that do not meet certain standards specified in Article TENTH. Article TENTH defines a "control share acquisition" as any acquisition, directly or indirectly, of shares of the Corporation which, when added to all other shares of the Corporation owned or controlled by the acquirer, would entitle the acquirer, alone or with others, to exercise or direct the exercise of the voting power of the Corporation in the election of directors within the following ranges of voting power: (a) one-fifth or more but less than one-third; (b) one-third or more but less than a majority; and (c) a majority or more. A control share acquisition which meets certain criteria set forth in Article TENTH as determined by the Board of Directors must be presented to a meeting of shareholders for approval. Approval by shareholders of a control share acquisition requires the affirmative vote of both (i) a majority of the voting power represented at the meeting and (ii) a majority of that portion of such voting power excluding the votes of any "interested shares", that is, those shares held by the acquiring person, executive officers of the Corporation and employees of the Corporation who are also directors.

     Article TWELFTH of the Articles of Incorporation provides that the affirmative vote required to approve a merger, consolidation, dissolution, or disposition of all or substantially all of the Corporation's assets is 80% of the voting power of the Corporation if any "Prior Holder" (which is defined to mean any corporation, person or entity other than the Corporation or any of its subsidiaries) owns or controls, directly or indirectly, 5% or more of the outstanding shares of the Corporation entitled to vote and if such merger, consolidation, dissolution or disposition is with or into such Prior Holder or any of its affiliates, subsidiaries or associates. Such 80% affirmative vote is not required if the Corporation's Board of Directors has approved the action or transaction before direct or indirect ownership of 5% or more of the outstanding shares of the Corporation entitled to vote is acquired by the Prior Holder.

     To effect the proposed increase in the authorized shares of Common Stock and Class A Preferred Stock, it is proposed that the first paragraph of Article FOURTH of the Articles of Incorporation of the Corporation be amended to read as follows:

     FOURTH: The amount of the total authorized capital stock which the Corporation shall have the authority to issue is Seventy-Eight Million Fifty Thousand (78,050,000) shares, consisting of Seventy-Five Million (75,000,000) shares of Common Stock (the "Common Stock") which are common shares without par value, Seven Hundred and Fifty Thousand (750,000) shares of Class
A Participating Preferred Stock ("Class A Preferred Stock") which are preferred shares with $1.00 par value, One Million One Hundred Fifty Thousand (1,150,000) shares of Class B Voting Preferred Stock ("Class B Preferred Stock") which are preferred shares without par value, and One Million One Hundred Fifty Thousand (1,150,000) shares of Class C Nonvoting Preferred Stock ("Class C Preferred Stock") which are preferred shares without par value.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval and adoption of the proposed amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has acted as independent certified public accountants of the Corporation during the fiscal year ended June 30, 1997. Deloitte & Touche LLP is expected to have a representative present at the Annual Meeting who may make a statement, if desired, and will be available to answer appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be in the proxy statement for the 1998 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices no later than June 17, 1998.

                                 OTHER MATTERS

     As of the date of this statement, the Board of Directors knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Corporation.

                                              By Order of the Board of Directors



  October 15, 1997



                                              JOHN B. GERLACH, JR.
                                              Chairman of the Board,
                                              Chief Executive Officer
                                              and President

                          LANCASTER COLONY CORPORATION

         Proxy For The Annual Meeting of Shareholders November 17, 1997

            This Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Edward H. Jennings, Richard R. Murphey, Jr. and Henry M. O'Neill, Jr., or any of them, proxies of the undersigned, with power of substitution, to vote all shares of stock of the Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held November 17, 1997, or at any and all adjournment thereof, and to exercise all of the powers which the undersigned would be entitled to exercise as a shareholder if personally present upon the following matters:

                 (To Be Continued and Signed On The Other Side)

 ................................................................................


A /X/ Please mark your
      votes as in this
      example.

If no contrary specification is made, this proxy will be voted FOR proposals 1 and 2.
                             FOR           WITHHELD               Nominees:  For term expiring 2000.
                                                                  Kerrii B. Anderson
1.  Election of            /    /           /    /                Morris S. Halpern
    Directors                                                     Robert S. Hamilton


For, except vote withheld from the following nominee(s):

---------------------------------------------------------------------------


2. Approval of a proposal to amend Article FOURTH of the Articles of Incorporation.

                    FOR            AGAINST           ABSTAIN
                  /    /           /    /            /    /

3.  The transaction of all other matters as may properly come before the meeting.

(Continued from other side)

SIGNATURE(S)___________________________________ DATE_____________________, 1997

SIGNATURE(S)___________________________________ DATE_____________________, 1997

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please date, sign and mail this proxy in the enclosed envelope. No postage is required for mailing in the United States.